Exhibit 10.14

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED
AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED
PORTIONS.

ONEVISION® SERVICE AND SOFTWARE LICENSE AGREEMENT

This Agreement is entered into effective as of the 25th day of April, 2007 (“Effective Date”), by and between ForgeHouse, LLC, a limited liability company organized and existing under the laws of the state of Georgia, US (hereinafter referred to as “FORGEHOUSE”), and Securitas Security Services USA, Inc., a corporation organized and existing under the laws of the state of Delaware, US (hereinafter referred to as "LICENSEE”).

WHEREAS, FORGEHOUSE has developed a web-based service and related computer software for use, inter alia, in building security services and is willing to provide such services, grant a license to such software, and sell related equipment to LICENSEE on the terms and conditions herein; and

WHEREAS, LICENSEE is desirous of obtaining the web-based service, the software, and the equipment from FORGEHOUSE in accordance with the terms and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, premises, and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FORGEHOUSE and LICENSEE hereby agree as follows:

1. DEFINITIONS

1.1 “Devices” means the personal computers (“PCs”) and personal digital assistants (“PDAs”) and related cabling and other equipment owned and controlled by LICENSEE or obtained from FORGEHOUSE, in use at Locations that allows for the use of the Licensed Software to access the Service.

1.2 “Documentation” means the published documentation for the Service and the Licensed Software provided by FORGEHOUSE to LICENSEE.

1.3 “Host Computer” means the computer(s) and associated hardware and software owned and operated by FORGEHOUSE at FORGEHOUSE’s location(s) on which the main operating component modules of the “OneVision SV version x.x” computer software resides and that FORGEHOUSE will use to provide the Service to LICENSEE.

1.4 “Licensed Software” means the “OneVision SV version x.x” client computer software version for personal computers and the “OneVision SV version x.x” client computer software version for PDAs and any new releases and versions thereof that FORGEHOUSE provides from time to time to its customer base without additional charge.

1.5 “Locations” means the buildings or other physical structures of LICENSEE’s customers in the United States and its territories and possessions at which LICENSEE provides its facility security services.

1.6 “Pricing Schedule” means Exhibit A.

1.7 “Service” means the online provision of comprehensive security management tools for facility security services using the OneVision SV version x.x software and the Host Computer.

1.8 “Specifications” means the technical specifications regarding the Service and the Licensed Software in the Documentation.

2. PROVISION OF SERVICE; LICENSE GRANT

2.1 During the term of this Agreement, FORGEHOUSE will provide the Service to LICENSEE and LICENSEE will accept and use the Service. LICENSEE will notify FORGEHOUSE of each type of Service access needed based on the Service types set forth on Exhibit A and FORGEHOUSE will provide LICENSEE with the necessary Devices, if applicable, at LICENSEE’s cost per Section 4.4 below, as well as any necessary codes, users names or passwords needed to access the Service. LICENSEE agrees to use the Service at all times in accordance with the Documentation and solely for purposes of assisting LICENSEE to provide security services to its customers at Locations. The Service will be provided twenty-four hours (24) per day, seven (7) days per week (“24x7”) except as set forth in Section 7.2.

2.2 Personal computers, monitors, keyboards, cabling and other equipment may be purchased from third parties, but must meet the minimum technical specifications set by FORGEHOUSE from time to time.

2.3 During the term of this Agreement, FORGEHOUSE hereby grants to LICENSEE, and LICENSEE hereby accepts, a, non-transferable, limited license to use the Licensed Software at the Locations solely for purposes of LICENSEE’s provision of ~~facility~~ security services to its customers. This license includes the right to copy a master disk of the Licensed Software that will include the “ThickClient” version of the Licensed Software for PCs, the “MORe” version of the Licensed Software for PDAs, and the “Desktop Administrator” version of the Licensed Software for Managers and Administrators, and the Documentation solely for the number of licenses paid for and solely for installation and use of the Licensed Software on Devices used by Licensee for accessing the Service at Locations. This license shall be exclusive for LICENSEE’s customized versions of the Licensed Software as set forth in more detail in Exhibit B and subject to the other terms and conditions set forth on Exhibit B and this Agreement. Notwithstanding the limitation to Locations set forth in the first sentence of this Section 2.3, LICENSEE’s users who use the Service under a manager/administrator’s Service Fee (as defined below), may access the Service from any location in the United States. Upon LICENSEE’s failure to meet the requirements for exclusivity set forth in Exclusivity Requirements, the license granted in this Section 2.2 will automatically revert to a non-exclusive license.

2.4 FORGEHOUSE agrees to provide LICENSEE with a set of existing Documentation for the Licensed Software.

2.5 The parties agree that all rights, including, but not limited to, rights under the federal copyright and patent laws and the trade secret laws, to the Service, the Licensed Software and the Documentation are and shall remain the sole and exclusive property of FORGEHOUSE. LICENSEE agrees not to challenge FORGEHOUSE’s ownership in or enforceability of FORGEHOUSE’s rights in and to the Licensed Software, the Service or the Documentation. With regard to LICENSEE’s requested modifications to the Licensed Software the parties agree that such modifications will be, owned by FORGEHOUSE, but LICENSEE will be allowed exclusive use of such modifications for a period of four (4) months. LICENSEE shall not make application, domestically or internationally, for any copyright or patent right with regard to the Licensed Software.

2.6 All data provided by LICENSEE to FORGEHOUSE during the course of the Service regarding LICENSEE’s security services, and all intellectual property rights thereto, shall be the sole property of LICENSEE. FORGEHOUSE shall have no duty or obligation (a) to investigate the veracity or accuracy of such data or (b) update or correct such data.

2.7 No rights or licenses to the Licensed Software, the Service or the Documentation other than those expressly granted in this Section 2 are granted, whether expressly, by implication or estoppel or otherwise.

2.8 Under no circumstances shall this Agreement be considered or construed in any way as the sale of the Licensed Software or the Documentation or the sale of any copy thereof, whether such copy is made by FORGEHOUSE or LICENSEE.

2.9 FORGEHOUSE will not be providing any content or applications for LICENSEE under this Agreement other than the Licensed Software. The Licensed Software must be used on PCs and PDAs that meet FORGEHOUSE’s minimum configuration and technical requirements. LICENSEE is solely responsible for maintaining the confidentiality of its user names and passwords. LICENSEE agrees that FORGEHOUSE has recommended that LICENSEE’s user names and passwords not be stored on the applicable personal computers but as of the Effective Date LICENSEE has elected to not follow such recommendation.

2.10 LICENSEE understands and agrees that FORGEHOUSE may, from time to time, and in its sole discretion, change the content or format of the Service, Licensed Software, Documentation or the media of delivery, in accordance with general changes made to its standard service and product offering. However, FORGEHOUSE will not make material changes to the content or format of the Service, Licensed Software, Documentation or the media of delivery without LICENSEE’S prior written consent, which will not be unreasonably withheld.

2.11 THE SERVICE, THE LICENSED SOFTWARE, THE DOCUMENTATION, THE EQUIPMENT AND ANY RELATED DOCUMENTATION PROVIDED BY FORGEHOUSE TO LICENSEE IS RESTRICTED, HAS BEEN DEVELOPED AT PRIVATE EXPENSE AND IS PROVIDED SOLELY IN ACCORDANCE WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT. The Licensed Software is “Commercial Computer Software” under DFARS 227-7202 and FAR 12.212. Any use, duplication, or disclosure by the United States Government is governed solely by the terms of this Agreement or, if specifically required under the applicable federal contract, by the RESTRICTED RIGHTS provisions set forth in one of the following clauses: subparagraph (1) (ii) of the RIGHTS IN DATA AND COMPUTER SOFTWARE clause of DFARS 252.227-7013 (48 C.F.R. Section 252.227-7013 (OCT 1988), Alternate III (g) (3) of the RIGHTS IN DATA-GENERAL clause of FAR 52.227-14 (JUN 1987), or FAR 52.227-19 (JUN 1987). Contractor/manufacturer is ForgeHouse LLC, 3651 Peachtree Parkway, Suite E-436, Suwanee, Georgia 30024 USA.

3. TERM/TERMINATION

3.1  The term of this Agreement shall commence on the Effective Date and shall continue until the third (3rd) anniversary thereof (“Term”).

3.2  Either party shall have the right to terminate this Agreement and the license granted herein if the other party commits a Default under this Agreement that is not cured with thirty (30) days prior written notice thereof. A “Default” means any one or more of the following events: (i) a party voluntarily commences or files a petition for relief seeking liquidation, reorganization or other relief under federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of a party, or any of its subsidiaries or its debts, or of a substantial part of a party’s assets, under any federal, state, or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the party or any of its subsidiaries, or for a substantial part of a party’s assets, or an order or decree approving or ordering any of the circumstances in (a) or (b) and such proceeding is not dismissed within sixty (60) days thereof; (iii) one of the parties voluntarily dissolves or attempts to dissolve itself as a corporation; (iv) one of the parties shall become unable to pay and admits in writing its inability to pay, or fails to pay, its debts as they become due; or (v) a material breach of a term or condition of this Agreement, including but not limited to, the failure of LICENSEE to timely pay Fees in accordance herewith. Upon the occurrence of a Default, the non-defaulting party shall provide written notice to the other party of the Default and the defaulting party shall have thirty (30) days from the defaulting party’s receipt of notice of Default to cure the same. If the defaulting party shall not effect such cure within such thirty (30) day period, then the non-defaulting party shall have the right but not the obligation to terminate this Agreement. The parties’ rights as set forth in this Section 3.2 are cumulative and in addition to any other rights the parties may have at law or in equity.

3.3 LICENSEE shall have the right to terminate this Agreement at any time, without cause or penalty, upon twelve (12) or more months’ prior written notice to FORGEHOUSE.

3.4 Within ninety (90) days after the date of effective termination as provided for in Section 3.2 above, LICENSEE, its agents and contractors shall deliver to FORGEHOUSE all originals and copies of the Licensed Software and Documentation, and cease use of the Service, the Licensed Software and Documentation.

3.5 All provisions of this Agreement that by their nature are continuing shall survive the expiration or termination of this Agreement, including, but not limited to, Sections 2.5, 3.3, 4, 5.2 through 5.5, 6.1, 7.2.4, 7.3, 7.4, 7.5, 8, 9 and 10.

4. LICENSE FEES; PURCHASE OF EQUIPMENT

4.1 For the provision of the Service and the license of the Licensed Software during the Term, LICENSEE shall pay to FORGEHOUSE the annual service fees set forth in the Pricing Schedule (collectively “ Service Fees”). The Base Service Fee as set forth in Exhibit A is payable on the first of each month for that month. The Additional Annual Service Fees for all activated Service Types are payable upon receipt of invoice for that Annual Service Period. Types of Service as set forth in Exhibit A, may be re-assigned to any user and/or site at any time by LICENSEE for the remainder of the respected Annual Service Period. The Service Fees also shall cover the Tier 2 support as set forth in Exhibit C. Additional support, when available, will be provided for an extra charge.

4.2 All Service Fees shall be paid by LICENSEE to FORGEHOUSE in advance in United States of America Dollars. All invoices for equipment shall be payable thirty (30) days from the date of invoice. All shipping fees and costs with respect to Devices and Licensed Software will be paid by LICENSEE.

4.3 LICENSEE shall be liable for and shall pay any and all income, franchise, sales, use, personal property, ad valorem, value added, stamp or other tax, levy, customs duty, or other impost or fee, including withheld taxes, on the Service, the Licensed Software and any Devices purchased from FORGEHOUSE, whether now in force or enacted or levied in the future, except a tax based on the net income of FORGEHOUSE, together with all penalties, fines and interest thereon, that in any way arises out of this Agreement, whether on or measured by the price, the charges, or on the Service, Licensed Software or Devices furnished, or their use, however designated, levied or based (hereinafter collectively called "Tax"). This section will apply during and after termination of this Agreement.

4.4 LICENSEE may purchase Devices from FORGEHOUSE at the prices set forth on Exhibit A, which prices are exclusive of any Tax and Shipping and are subject to change upon thirty (30) days prior written notice and agreement of LICENSEE.

4.5 FORGEHOUSE is not the manufacturer of any Devices, and as such, FORGEHOUSE will not provide any warranty (including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose) with any Devices sold to LICENSEE. No terms of LICENSEE’s purchase order or any other document not signed by FORGEHOUSE and LICENSEE can alter these terms and conditions for the sale of Devices. FORGEHOUSE will pass through to LICENSEE any warranties provided by the manufacturers of the Devices where available. FORGEHOUSE’s cumulative liability arising out of the Devices sold by FORGEHOUSE to LICENSEE will not exceed the price paid by LICENSEE to FORGEHOUSE for the applicable Devices.

5. IMPLEMENTATION OF THE SERVICE; SERVICE FEE AUDIT RIGHTS

5.1 The Service will be implemented by FORGEHOUSE upon payment by LICENSEE of the initial quarterly installment of the annual Service Fee for the number of PCs and PDAs needed by Service Type pursuant to Exhibit A. Once such fees are paid, FORGEHOUSE will promptly provide to LICENSEE the authentication codes for each such unit, and a master disk of the Licensed Software version for each Device that LICENSEE may use to create only those copies of the Licensed Software as necessary to allow access to the Service by the PCs and PDAs paid for by LICENSEE. Each authentication code may be used only with a single PC or PDA.

5.2 LICENSEE will maintain records regarding each user of the Service and Licensed Software and the number of copies made of each version of the Licensed Software (PC and PDA). Upon request, LICENSEE will provide copies of such records to FORGEHOUSE and FORGEHOUSE, or its appointed designee, shall, upon five (5) days notice to LICENSEE, have the right to have a qualified accountant selected by FORGEHOUSE audit the records of LICENSEE to the extent necessary to verify LICENSEE’s report, including the right to examine, photocopy and make extracts from such records. Such records shall be made available to FORGEHOUSE’s accountant at LICENSEE’s notice address. FORGEHOUSE shall use reasonable efforts to have the audit performed during regular business hours and LICENSEE shall cooperate with and assist FORGEHOUSE’s accountant for the purpose of facilitating such audit

5.3 Any underpayment of Service Fees revealed by such audit shall be immediately due and payable. If the audit reveals an underpayment equal to or greater than five percent (5%) of the Service Fees due for any contract year, the payment shall bear interest at the rate of one and one-half percent (1½%) per month, or the maximum extent permitted by law, whichever is lesser, calculated from the time the Service Fee was originally due until the date of such remittance. If such deficiency is found, LICENSEE also shall pay to FORGEHOUSE the cost of such audit, including any collection fees or other pertinent legal fees. The operation of this provision is without prejudice to any other right or remedy FORGEHOUSE may have pursuant to the terms of this Agreement or the law. LICENSEE shall not set off any amounts against any payment of its Service Fees due FORGEHOUSE unless agreed in writing by FORGEHOUSE prior thereto.

5.4 If such audit reveals an underpayment equal to or greater than twenty (20%) percent of the Service Fees due for a contract year, FORGEHOUSE may, at its sole option, immediately terminate the Agreement upon notice to LICENSEE, even if LICENSEE tenders the audit deficiency and associated costs and expenses of the audit itself.

5.5 If LICENSEE is late two (2) or more consecutive times with the payment of Service Fees, FORGEHOUSE shall thereafter have the right, but not the obligation, to terminate this Agreement with no right to cure by LICENSEE. The acceptance of late payments hereunder or the acceptance of an incomplete contract year report, (i) shall not constitute a waiver by FORGEHOUSE of any of its rights under this Agreement and (ii) shall not cure any default which might exist.

6. LEGAL COMPLIANCE

6.1 Any and all uses of the Service and the Licensed Software by LICENSEE shall be in compliance with all applicable and necessary governmental approvals and all applicable laws, rules and regulations. LICENSEE shall immediately inform FORGEHOUSE in writing of any material complaint by any consumer or governmental body relevant to the Service or the Licensed Software, and the status and resolution thereof. LICENSEE shall at its own cost move expeditiously to resolve, and commit FORGEHOUSE to resolve, and assist FORGEHOUSE to resolve, any such complaint.

7. DISCLAIMER OF WARRANTIES AND LIMITATIONS OF LIABILITY

7.1 Each party hereby represents that it has the right to enter into this Agreement.

7.2 Limited Warranty.

7.2.1 Performance. During the term of this Agreement, FORGEHOUSE warrants that the Service and the Licensed Software will perform substantially in accordance with the Specifications. FORGEHOUSE will use its best efforts to correct any interruptions of the service, and bugs in the LICENSE SOFTWARE.

7.2.2 Downtime. FORGEHOUSE agrees that the Service will be available to LICENSEE ninety-eight percent (98%) of the time except for: (a) scheduled downtime (i.e., unavailability) for scheduled maintenance (“Scheduled Downtime”) which FORGEHOUSE either notifies LICENSEE of twenty-four (24) hours in advance or that are conducted during FORGEHOUSE’s normal scheduled maintenance windows (which will be mutually agreed upon): (b) unscheduled maintenance necessary, in FORGEHOUSE’s sole discretion, to avoid a threat to the Service or Host Computer; (c) LICENSEE equipment or software failures; or (d) downtime caused by Force Majeure (as defined below) (“Uptime SLA”). Scheduled Downtime shall mean no more than four (4) hours per calendar week (Sunday through Saturday) and shall be conducted during mutually agreed upon maintenance windows. LICENSEE’s sole and exclusive remedy, and FORGEHOUSE’s sole and exclusive liability, for breach of this Uptime SLA shall be the issuance of a credit by FORGEHOUSE to LICENSEE for each day of Service during which this Uptime SLA is not met (“Credit”).

7.2.3 Credits. In order to claim Credits, LICENSEE must open a trouble ticket with FORGEHOUSE during the downtime as set forth in EXHIBIT D. All downtimes will be measured from the time the ticket is received and validated by FORGEHOUSE to the time FORGEHOUSE, in its reasonable discretion is able to resolve the issue. LICENSEE may not receive more than one (1) Credit per downtime incident. LICENSEE must be a FORGEHOUSE customer in good standing to receive the Credit and must be using the Service and Licensed Software in compliance with this Agreement. No Credit will be applied to accounts that are past-due or for accounts that are cancelled before the conditions for payment of the Credit are met. Upon cancellation of the LICENSEE's account, any outstanding or previously accrued Credits will be forfeited. Credits will be applied against the following month’s Service fee. Credits will not be applied against past due balances.

7.2.4 Scope of Warranties. The limited warranties and Uptime SLA set forth in this Section 7.2 shall not apply: (a) if the Service or the Licensed Software is not used by LICENSEE in accordance with the Specifications or Documentation; (b) to unauthorized actions of LICENSEE or others authorized by LICENSEE to use the Service under the Agreement; (c) to the failure of power, facilities, equipment, systems or connections not manufactured by FORGEHOUSE; (d) to the failure of a third party Internet, telecommunications or other service to FORGEHOUSE’s or LICENSEE’s network; (e) to the result of network maintenance activity; (f) to a denial of service attack, hacker activity, or other malicious event or code targeted against FORGEHOUSE, LICENSEE or other FORGEHOUSE customer; or (g) to the failure of any Network or Internet Infrastructure not owned or managed by FORGEHOUSE.

7.3 Limitation of Liability.

7.3.1 Neither party, including its parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents, will be liable to the other party or to others for any lost profits or indirect, special, consequential, punitive or exemplary damages, even if advised in advance of the possibility of such damages.

7.3.2 Except for the indemnity obligations and breach of confidentiality obligations hereunder, THE CUMULATIVE LIABILITY OF FORGEHOUSE AND ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR DAMAGES FOR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WILL NOT EXCEED ONE-HUNDRED PERCENT (100%) OF THE FEES PAID BY LICENSEE FOR THE SERVICES UNDER THIS AGREEMENT.

Claim Deadline. No action, regardless of form, arising from or pertaining to any Licensed Software or Service provided hereunder or to this Agreement may be brought by either party more than two (2) years after such action has become known to the party seeking to make a claim.

7.4 EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, FORGEHOUSE DOES NOT MAKE ANY WARRANTY (OR REPRESENTATION OTHER THAN THAT MADE IN SECTION 7.2), EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE SERVICE THE LICENSED SOFTWARE OR THE DOCUMENTATION, OR THEIR QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. NO WARRANTY IS MADE THAT THE OPERATION OF THE SERVICE, LICENSED SOFTWARE OR DEVICES WILL BE UNINTERRUPTED OR BUG FREE. LICENSEE ACKNOWLEDGES AND AGREES THAT FORGEHOUSE HAS NO CONTROL OVER OR LIABILITY FOR TELECOMMUNICATIONS OR INTERNET SERVICES PROVIDED BY FORGEHOUSE’S OR LICENSEE’S TELECOMMUNICATION AND INTERNET SERVICE PROVIDERS AND THAT EMAIL, TEXT MESSAGES, INTERNET-BASED SERVICES AND OTHER ASPECTS OF THE SERVICE, THE LICENSED SOFTWARE OR THE EQUIPMENT THAT RELY ON THIRD PARTY TELECOMMUNICATIONS OR INTERNET SERVICE PROVIDERS ARE NOT THE RESPONSIBILITY OF FORGEHOUSE AND FORGEHOUSE HAS NO LIABILITY FOR ANY FAILURES, INTERRUPTIONS OR OTHER PROBLEMS CAUSED BY THE SERVICE OR EQUIPMENT OF SUCH TELECOMMUNICATIONS OR INTERNET SERVICE PROVIDERS, INCLUDING, BUT NOT LIMITED TO, ANY LIABILITY FOR UNSENT, MISDIRECTED, LOST, BLOCKED OR UNRECEIVED EMAIL AND TEXT MESSAGE ALERTS. NO ORAL INFORMATION OR ADVICE GIVEN BY FORGEHOUSE OR ITS EMPLOYEES SHALL CREATE A WARRANTY OR MAKE ANY MODIFICATION, EXTENSION OR ADDITION TO THIS WARRANTY.

8. CONFIDENTIALITY

8.1 The term “Confidential Information” as used in this Agreement means any and all confidential information relating to the Service, the Licensed Software, the Documentation, business methodologies and practices of a party, know-how, formulas, technical or non-technical data, product plans, financial and investment details, current or potential investors, management, contracts, marketing and business plans or any documentation of any type related to same.

8.2 (a) LICENSEE understands and agrees that information that is FORGEHOUSE’S Confidential Information is confidential and proprietary to FORGEHOUSE, and LICENSEE will not disclose it to any third party without FORGEHOUSE’s prior written consent. LICENSEE expressly agrees to retain the Confidential Information in the strictest confidence and to use only for purposes of and in accordance with the terms of this Agreement. LICENSEE further agrees to treat the terms and conditions of this Agreement as confidential. LICENSEE further agrees that if it seeks assistance from any third party with respect to the use or any modification of the Licensed Software, it shall inform FORGEHOUSE in advance of the fact of such proposed assistance and the identity of such third party and receive written consent from FORGEHOUSE to such use or modification by such third party. LICENSEE shall require such third party and each of their employees granted access to the Licensed Software to execute a confidentiality agreement under which the third party and its employees agree to limit their use of the Licensed Software, and to not directly or indirectly disclose or make any other use of or sell the Licensed Software and/or related documentation except for purposes expressly authorized by FORGEHOUSE in writing.

(b) FORGEHOUSE understands and agrees that information that is LICENSEE’S Confidential Information is confidential and proprietary to LICENSEE, and FORGEHOUSE will not disclose it to any third party without LICENSEE’S prior written consent. FORGEHOUSE expressly agrees to retain the Confidential Information in the strictest confidence and to use only for purposes of and in accordance with the terms of this Agreement. FORGEHOUSE further agrees to treat the terms and conditions of this Agreement as confidential. FORGEHOUSE further agrees that if it seeks assistance from any third party in connection with this Agreement, it shall inform LICENSEE in advance of the fact of such proposed assistance and the identity of such third party and receive written consent from LICENSEE to use such third party. FORGEHOUSE shall require such third party and each of their employees granted access to LICENSEE’S Confidential Information to execute a confidentiality agreement under which the third party and its employees agree to limit their use of the Confidential Information, and to not directly or indirectly disclose any of the Confidential Information except for purposes expressly authorized by LICENSEE in writing.

8.3 Obligations with respect to such Confidential Information shall survive the termination of this Agreement for a period of five (5) years and will continue thereafter with respect to Confidential Information that constitutes trade secrets for so long as such trade secrets remain entitled to protection under applicable law. Notwithstanding anything to the contrary in Section 8.2, neither party shall be prohibited from using or disclosing information which: (a) is already in the public domain as of the date of this Agreement; (b) becomes widely publicly available through no fault of the party using or disclosing the information (or the fault of its employees or agents); or (c) is already known to the party using or disclosing the information at the time of its receipt thereof, as evidenced by its written records in existence as of the Effective Date, via a third party who is not under any obligation of non-disclosure with respect to such information.

8.4 LICENSEE shall not: (a) attempt to reverse engineer, disassemble, decompile or decrypt the Licensed Software or any portion thereof; (b) create, generate or compile the source code of the Licensed Software or any portion thereof; or (c) aid or permit others to do so. LICENSEE shall have no right in or to any component(s) of the Licensed Software, except the limited right to use the same in the ordinary course of the LICENSEE’s business consistent with the provisions of this Agreement. LICENSEE shall not assign, pledge, or encumber the Licensed Software and LICENSEE shall keep the Licensed Software free and clear of liens, levies, and encumbrances, and failure to do so shall constitute a material breach of this Agreement.

9. INFRINGEMENTS

9.1 LICENSEE shall notify FORGEHOUSE promptly of any actual or threatened infringements of the Service, the Licensed Software or the Documentation by third parties of which LICENSEE becomes aware. FORGEHOUSE shall have the sole right but not the obligation, at its expense, to bring any action on account of any such infringements or unauthorized use, and LICENSEE agrees to cooperate with FORGEHOUSE, as FORGEHOUSE may reasonably request, in connection with any such action brought by FORGEHOUSE. FORGEHOUSE shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by FORGEHOUSE.

10. INDEMNIFICATION, INSURANCE AND WAIVER OF CERTAIN CLAIMS

10.1     (a) LICENSEE hereby indemnifies and holds FORGEHOUSE, its successors and assigns, its officers, directors, employees, agents and representatives harmless from and against any and all liabilities, claims, causes of action, suits, damages, including without limitation, reasonable attorneys’ fees and expenses in connection with this Agreement to the extent the liabilities, claims, causes of action, suits, damages or expenses result from the negligence, strict liability, or other fault of LICENSEE.

(b) FORGEHOUSE hereby indemnifies and holds LICENSEE, its successors and assigns, its officers, directors, employees, agents and representatives harmless from and against any and all liabilities, claims, causes of action, suits, damages, including without limitation, reasonable attorneys’ fees and expenses in connection with this Agreement to the extent the liabilities, claims, causes of action, suits, damages or expenses result from the negligence, strict liability or other fault of FORGEHOUSE.

10.2 FORGEHOUSE shall obtain, and keep in force during the term of this agreement, product liability and personal injury insurance, initially in the amount of One Million United States Dollars (USD $1,000,000), and it will increase the insurance limit to match the total fees paid by LICENSEE for the services under this agreement. FORGEHOUSE shall cause its insurance carrier(s) to list LICENSEE as an “additional insured”. Additionally, FORGEHOUSE, on behalf of itself and its insurers, waives all rights of subrogation against LICENSEE, its employees, agents, and insurers.

10.3 Each party waives any and all claims against the other party for damages arising from or related to an act of terrorism. The parties intend for this waiver to “flow down” to their respective contractors and subcontractors.

11. MISCELLANEOUS

11.1 If a party's performance of any of its obligations under this Agreement, other than the payment of money, is prevented or delayed by fire, flood, earthquake, elements of nature or acts of God, accident, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts, or other labor troubles, shortages of supplies or materials, telecommunications, internet or utility failures, outages, interruptions or brownouts, action of any regulatory authority, or any other cause beyond the reasonable control of such party (each, a "Force Majeure Event"), then the non-performing or delayed party shall be excused for such non-performance or delay for as long as such Force Majeure Event continues.

11.2 This Agreement may be executed in any number of copies, each of which shall be deemed to be an original and all of which taken together shall constitute but one instrument. The headings and organization of this Agreement are included and used solely for convenience of reference and shall not constitute a part of this Agreement for any other purpose.

11.3 This Agreement shall be deemed made and accepted in and governed by the laws of the State of Georgia without reference to its conflicts of law principles. The state and federal courts situated in Fulton County, Georgia shall have jurisdiction and venue to hear all disputes arising out of or related to this Agreement.

11.4 The failure to enforce or waiver of any breach of any covenant or condition of this Agreement shall not waive, hinder or otherwise prevent the subsequent enforcement of said covenant or condition in the same or subsequent instance.

11.5 Any assignment of this Agreement or any rights or obligations hereunder by LICENSEE, without the prior written consent of FORGEHOUSE, shall be null and void and of no effect and a material breach hereof; provided, however, that LICENSEE may assign this Agreement to a successor to all or substantially all of its business and assets that is not a competitor of FORGEHOUSE or a company who uses a competing software application or service, provided that LICENSEE shall give FORGEHOUSE at least thirty (30) days prior written notice of such permitted assignment.

11.6 If any of the provisions in this Agreement shall for any reason be declared or held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

11.7 Notices under this Agreement shall be in writing and shall, for all purposes, be sent by registered or certified mail, return receipt requested, postage prepaid, properly addressed to the parties at the addresses set forth below, or at such other address for either party as may be specified by such party for purposes of this Agreement:

FORGEHOUSE:

ForgeHouse, LLC
3651 Peachtree Parkway,
Suite E-436
Suwanee, Georgia 30024
Attention: Jose Alonso

LICENSEE:

Securitas Security Services USA, Inc.
2 Campus Drive
Parsippany, New Jersey 07054 US
Attention: William Barthelemy

11.8 This Agreement is the entire agreement between the parties hereto and supersedes any and all previous understandings or agreements related to the subject matter herein. No modification of this Agreement shall be binding on the parties hereto unless such modification is in writing and duly signed by an authorized representative of each party.

11.9 Software Escrow. (a) Within ninety (90) days of the Effective Date, FORGEHOUSE and LICENSEE shall enter into a technology escrow agreement (the “Escrow Agreement”) with an escrow provider mutually agreed to by both parties. FORGEHOUSE agrees to deposit with the provider of the escrow services the source code for the Licensed Software, as modified from time to time, and any additional instructions, configuration requirements, and documentation necessary to allow LICENSEE to use the Licensed Software (the “Deposit Materials”) in the event the Deposit Materials are released to LICENSEE. FORGEHOUSE agrees to update the Deposit Materials within sixty (60) days of each major release of the Licensed Software relevant to the Licensed Software, and in no event less than twice every calendar year. Such updates will be added to the existing Deposit Materials.

(b) The Escrow Agreement shall specify that, in the event FORGEHOUSE makes an assignment of its business for the benefit of creditors, or if a receiver, trustee in a bankruptcy or a similar officer shall be appointed to take charge of all or part of its property under a bankruptcy, or if it is adjudged bankrupt, and LICENSEE suffers a resulting interruption in the support for the Licensed Software, and such condition(s) are not remedied within sixty (60) days after written notice thereof has been given to FORGEHOUSE, the escrow agent will release the Deposit Materials to LICENSEE in order for LICENSEE to be able to continue to manufacture, support and update the Licensed Software as if FORGEHOUSE had continued to perform its obligations under this Agreement, but only during the pendency of such interruption in support. During any such period of interruption, LICENSEE shall be obligated to pay reduced fees to FORGEHOUSE in an amount equal to fifty percent (50%) of the fees then in effect. Such reduced fees are in place of and not in addition to the fees contained in the Pricing Schedule. Once FORGEHOUSE notified LICENSEE in writing that it is able to provide such support and begins providing such support, LICENSEE must cease all use of the source code and return the source code to the escrow agent.

(c) The escrow agreement also will provide that LICENSEE’s right to obtain the source code is subject to LICENSEE being in full compliance with the terms and conditions of this Agreement, current on all payments owed to FORGEHOUSE. All rights of LICENSEE to use the source code for the Licensed Software will cease upon the end of the then current Initial Term or Renewal Term and will be subject to the terms and conditions of this Agreement, including, but not limited to, LICENSEE’s obligations to pay the Service Fees under this Agreement.

(d) In the event of release of the Deposit Materials, (i) LICENSEE shall not obtain any proprietary ownership in the Licensed Software or other Deposit Materials and the Licensed Software and LICENSEE’s use shall continue to be governed by this Agreement; (ii) all modifications to the Licensed Software made by LICENSEE shall be owned exclusively by FORGEHOUSE and LICENSEE hereby assigns all right, title and interest in and to such modifications to FORGEHOUSE; and (ii) FORGEHOUSE grants Licensee a non-exclusive, non-transferable, royalty-free license for the term of the Agreement to use and copy the Source Code solely for the purpose of maintaining, supporting, and enhancing the software for LICENSEE’s internal use and in accordance with licensing provisions of this Agreement.

(e) The parties agree to split all fees (each party paying 50%) incurred in the establishment and maintenance of the Escrow Agreement. Both parties agree to make reasonable efforts to reassess the need for and term and conditions of the Escrow Agreement from time to time, provided that any termination or amendment of the Escrow Agreement shall be mutually agreed to by the parties in writing.

11.10 SecuritasVision. For clarification purposes, the parties acknowledge and agree that LICENSEE will at all times maintain ownership of and all proprietary rights to the name “SecuritasVision”, and nothing in this Agreement will alter or modify this fact. FORGEHOUSE represents and warrants that it will not allow any other person or entity to use the name “SecuritasVision” at any time or in any way without LICENSEE’S express, prior written consent, which can be withheld in LICENSEE’S sole and absolute discretion.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to make and sign this Agreement.

FORGEHOUSE		LICENSEE

By:	/s/ Jose M. Alonso	By:	/s/ William Barthelemy
	Name: Jose M. Alonso		Name: William Barthelemy
	Title: Chief Operating Officer		Title: Chief Operating Officer
	Date: April 25, 2007		Date: April 25, 2007

EXHIBIT A

PRICING

OneVision® Service (SecuritasVision version)
By ForgeHouse

TYPES OF SERVICE	SERVICE FEES

Base Service Fee	[***][1]

Additional Annual Service Fees² per access,
per user and /or per PC and per PDA as applicable:

Officer PC/ PDA Bundle access	[***][2]
Required with every individual client site.
(Includes unlimited number of
Officers and Supervisors)

Additional PDA access:	[***][2]

Additional Officer PC only access:	[***][2]

Managers and Administrators access:	[***][2]

Help Desk License access:	[***][2]

Demonstration/ training Officer
PC/ PDA Bundle access	[***][3]

OPTIONAL SERVICES	COST (Travel & Expenses not incl.)

Data Configuration& Consultation	[***]
Advanced Training	[***]
Professional Customization,
Consultation & Integration Services	[***]

Notes:

1.	Base Service Fee will be waived for each month in which at least [***] Officer PC/PDA Bundle Service Fees are paid.

2. Except for the Base Service Fee mention above, FORGEHOUSE will invoice LICENSEE annually. All invoices will include LICENSEE’S Purchase Order number and are due and payable in full upon receipt of the invoice. Any invoice not paid within 32 days of the invoice date will be deemed late, and will accrue late charges as of the date due. Late charges shall be at a rate of 1.5% per month, or the maximum rate allowed under law, whichever is lower, from the date such payment was due until the date paid. LICENSEE agrees that it shall promptly notify FORGEHOUSE in writing of any dispute with any invoice, and that invoices for which no such notification is received shall be deemed accepted by LICENSEE and true and correct twenty (20) days after they are sent by FORGEHOUSE. This price is discounted based on Securitas’ agreement to meet the Exclusivity Requirements set forth in Exhibit B. Such discount is dependent upon Securitas meeting these Exclusivity Requirements. If in two (2) consecutive quarters, the Exclusivity Requirements are not met, Securitas will have the option to pay the number of Service Fees needed to meet such requirements within twenty (20) days of the end of the second consecutive quarter when such Exclusivity Requirements are not met, or loose its Exclusivity Rights and its right to the discounted Service Fee. If Securitas elects to not comply with the Exclusivity Requirements, the discounted price for all Service Fees set forth above will be forfeited and the price will return to its original Service Fee listed below retroactive to the inception of the Agreement, which past due fees will be due and payable within 30 days .

Original Service Fee
Officer PC/PDC Bundle access	[***	]
Additional PDA access:	[***	]
Additional Officer PC only access:	[***	]
Managers and Administrators access:	[***	]

3. Demonstration/ training PC/ PDA Bundle access [***] 2007.

[***]

EXHIBIT B

EXCLUSIVITY

A.	For so long as Securitas fulfills the Exclusivity Requirements (as set forth in Section B below), Securitas will have the following “Exclusivity Rights”:

1. During the Term of the Agreement, Securitas shall have the exclusive use of any customization of the Licensed Software paid for by Securitas in the USA; however, all such customization is owned exclusively by ForgeHouse and Securitas has no rights in such customization other than the license rights set forth in the Agreement. After the Agreement expires or is terminated for any reason, ForgeHouse can provide any such customization to any other party, including competitors of Securitas.

2. During the Term of the Agreement, ForgeHouse will not provide the Service to any other security guard company for use in the private sector. Examples of such security guard companies are Allied Barton, Wackenhut, Guardsmark.

3. During the Term of the Agreement, ForgeHouse can provide the Service to Federal, State and Local governments and to security guard companies that service those Federal, State and Local governments; provided, however, that ForgeHouse shall supply the Service to such security guard companies only for such accounts (Federal, State and Local governments). Examples of such entities are US Navy, GSA, USIS.

4. During the Term of this Agreement, ForgeHouse also can provide the Service to private companies that have their own in-house security force or use an outside security guard company. Examples of such companies are Kraft Foods, Blackstone, CBRE, General Dynamics, Lockheed Martin.

B. In order to maintain Exclusivity Rights, Securitas must have paid for the following numbers of Service Fees¹ by the end of each quarter below (“Exclusivity Requirements”):

[***]

Notes:
1.	Service fees that count towards the Exclusivity requirement include:

Each active Manager’s service fee counts as 1 service fee.
Each active Administrator service fee counts as 1 service fee.
Each active Officer PC/ PDA Bundle service fee counts as 1 service fee.
Each active Additional Officer PC only access counts as 1 service fee,
Each active Additional PDA access counts 1 service fee.

EXHIBIT C

SUPPORT

A. Tier 1 Support. Securitas will provide Tier 1 support at its own cost. Tier 1 support will include the operation of a help desk 24 x 7 and any other Tier 1 support services reasonably required by its user base.

•
Securitas users will call their help desk for support and will not call ForgeHouse. Tier 1 support will include, but not be limited to, answering user questions and resolving issues relating to the use of the Service, Devices, the Licensed Software, or any other hardware or software. Issues such as bugs or other issues that affect all Securitas’ sites, will be reported by the help desk to ForgeHouse when necessary for Tier 2.

•
Securitas will provide user training and training material to users at its own cost. ForgeHouse will provide reasonable assistance including screen shots to assist with Securitas’ development of user training materials.

•
Securitas will provide sales training and sales material at their cost. ForgeHouse will provide reasonable assistance including screen shots to assist with Securitas’ development of sales training materials.

B.
Tier 2 Support. ForgeHouse will provide Tier 2 support for no additional charge beyond the payment of the Service Fees. Tier 2 support includes: providing support to the Securitas help desk with respect to Service outage, problems and errors in the Licensed Software and bug fixes. When reporting any support issues, follow the procedures set forth in EXHIBIT D.

C.	Tripod Data Systems –For Recon X PDA’s warranty and customer support procedures follow the procedures set forth in EXHIBIT E.

EXHIBIT D

SecuritasVision

Customer Service and Technical Support

Trouble Ticket Procedures   Ticket #___________

Step 1 - Contact the Technical Support at itsupport@forgehouse.us or (770) 923-7765 Ext. 2. We will provide you with a ticket number for reference. When making follow up inquiries please include the Ticket # provided.

Step 2 – Always provide as much information as possible. Try to pin-point the exact problem. Make sure it is not a local problem.

When contacting us please include:
1.	Contact Information (Person we contact for information)
2.	Company Name: Securitas - SSSU or SV2
3.	Contact Name:
4.	Phone Number:
5.	E-mail Address:
6.	Issues with:
•	SecuritasVision software/service
1.	Manager/ Admin Dashboard
2.	Officer’s Dashboard
•	PDA MORe software
•	Hardware
7.	Detail Description of Problem: The following items should be contained in every bug report:

1.
The exact sequence of steps from startup necessary to reproduce the problem. If a bug requires a particular sequence of events, please list those. You are encouraged to minimize the size of your example, but this is not absolutely necessary. If the bug is reproducible, we'll find it either way.

2.	The output you got. If there is an error message, please include the message.

EXHIBIT E

Service Work Order
Customer Service and Repair Agreement
Keep this until you receive your product back.

Your SWO# is

SWO Procedure

Step 1 - Completely read and understand this Customer Service and Repair Agreement.

If you have any questions, please feel free to contact the Technical Support Department at
(541) 757-7254. Keep this document for reference to your SWO number. The SWO number provided can be used to reference information about your product during the repair process.
Inquiries can be answered by the Service Department at (541)753-9322 or service@tdsway.com.

Step 2 – Completely fill out the SWO Return Form (page 3 of this document). Attach it with the
Proof of Purchase (if necessary), and include it in the package with the product for return.

Please ensure that there is adequate protection for the product during the shipping process.

Step 3 - Return the product to:

Tripod Data Systems
SWO # (your SWO number goes here)
4100 SW Research Way
Corvallis, OR 97333

Step 4 – If you have any questions, you can contact Technical Support at:

Technical Support
Tel: (541)757-7254
Email: support@tdsway.com
7 a.m. - 5 p.m. PST Monday - Thursday
7 a.m. – 3 p.m. PST Friday

Please have your SWO number handy.

Service Work Order

Customer Service and Repair Agreement
Keep this until you receive your product back.

SWO Policy

Warranty Repairs– All products returned to TDS for service are evaluated for warranty status. The technical support technician can usually tell you the warranty status of your product at the time that the SWO is issued. There may be cases when a Proof of Purchase is required. You may be requested to attach a copy of your Proof of Purchase to the SWO Return form when you ship the product to TDS. Products covered under warranty are repaired and returned without expectation of consultation with the customer.

Shipping – Warranty products are shipped via UPS 3rd day delivery unless you request and pay for upgraded shipping.

Non-Warranty Repairs – There is a $100 minimum service charge for non-warranty data-collector repairs. A Service Coordinator will contact you promptly with the repair estimate. A method of payment must be established before repair work can begin. All chargeable repairs require customer approval within 45 days of receiving notice of the estimate. Units on which work has not been approved within 45 days of notification will be sent back to the user without repair and are subject to the minimum service charge.

Shipping – Payment for shipping of non-warranty products is the responsibility of the customer.
Non-warranty products are shipped via UPS Ground unless you request and pay for upgraded shipping.

Upgrades – Unless otherwise requested, software will be updated to the latest non-chargeable versions of operating system and TDS software application. The update to the most current version of the TDS software you currently own is done free of charge.

If you are interested in chargeable upgrades for TDS software or hardware please indicate this on the SWO Product Return form and a sales representative will contact you.

Customer Data – All recoverable TDS software application data can be e-mailed or restored to the data collector upon customer request. See the SWO Product Return form to indicate your request. Third party software applications and data are the responsibility of the customer.

Warranty for Repair Work – Units repaired by TDS are returned to the customer with a 90-day guarantee on workmanship and serviced parts. The 90-day period begins when the repaired unit leaves TDS. Any unit which exhibits recurring or persistent failures will be rebuilt or replaced at TDS' discretion.

Service Work Order Product Return Form
Fill out and return this page with product.
SWO #

Contact/Return Shipping Information

Contact Information (Person we contact for information)
Company Name: _____________________________________________________________________________
Contact Name: __________________________________  Phone Number: ______________________________
E-mail Address: _________________________________  Fax Number: ________________________________

Return Shipping Address (Unit will be returned to you here)
Company Name: _____________________________________________________________________________
Attention To: _______________________________________________________________________________
Street Address: ______________________________________________________________________________
City: ____________________________________ State: ______________  Zip: __________________________
Country: _________________________________

Billing Address (If different than above)
Company Name: _____________________________________________________________________________
Attention To: _______________________________________________________________________________
Street Address: ______________________________________________________________________________
City: ____________________________________ State: ______________ Zip: __________________________
Country: _________________________________

Return Shipping (Circle One)     Overnight*     2nd Day*     3rd Day*     Ground
* Additional charges for expedited shipping may occur.

Product Information

Product name/description: __________________________________________________________________________
Current TDS software versions: (if applicable) ____________________________________________________________
SN#: ___________________________________                              Date of purchase: ____________________________

Problem description: _______________________________________________________________________________
_________________________________________________________________________________________________

Options:
_____I want to learn about chargeable options that may be available. Have TDS Sales contact me.
_____Please recover and save my job data if possible.
Send data to: ______________________________________________________________________

Note:
For all TDS Recon or Ranger charging and power related failures, please include the appropriate charger and battery when returning the data collector to TDS.

I have read and I understand the attached Customer Service & Repair Agreement.
Signature: ______________________________________ Date: _____________________